SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

|X|   Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_|   Definitive Information Statement

                                DIVERSIFAX, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                         P R E L I M I N A R Y   C O P Y

                                DIVERSIFAX, INC.
                               Shennan Zhong Road
                                 PO Box 031-114
                             Shenzhen, China 518000

                              INFORMATION STATEMENT
                            (Dated January __, 2007)

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE "ACTIONS", DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF THE SHAREHOLDERS WHO OWN A MAJORITY (APPROXIMATELY 62%) OF THE OUTSTANDING SHARES OF COMMON STOCK OF DIVERSIFAX, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

      This Information Statement is being furnished on or about the date first set forth above to holders (who are holders of record as of the close of business on January 18, 2007) of the common stock, $.001 par value per share ("Common Stock"), of Diversifax, Inc., a Delaware corporation ("we" or the "Company"), in connection with the following (the "Actions"):

      1. Changing the name of the Company from Diversifax, Inc. to Gulf Resources, Inc.; and

      2. Amending the Company's Certificate of Incorporation, with the only amendment being the name change described above.

      Our Board of Directors has unanimously approved, and individuals who own 16,747,200 shares (approximately 62%) of the 27,017,262 shares of Common Stock outstanding as of the date of this Information Statement, has consented in writing to, the Actions. Such approval and consent are sufficient under Sections 228 and 242 of the Delaware General Corporation Law and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

      The address of the Company is Shennan Zhong Road, PO Box 031-114, Shenzhen, China 518000.

                                CHANGE IN CONTROL

      On August 25, 2006, Ms. Juxiang Yu ("Yu"), the Company's former officer and director, and Irwin Horowitz (the "Seller") consummated Yu's purchase of shares of capital stock of the Company in accordance with the terms and conditions of that certain Stock Purchase Agreement, dated as of August 25, 2006, by and between Yu and the Seller (the "Purchase Agreement"). Pursuant to the Purchase Agreement, Yu acquired 362,083 (on a post-reverse stock split adjusted basis (see below)) shares of the Company's Common Stock, for an aggregate purchase price of $425,000 (the "Stock Transaction"). Therefore, after giving effect to the Stock Transaction, Yu held, on a post-reverse stock split adjusted basis (see below), an aggregate of 362,083 shares of the 517,262 (on a post-reverse stock split adjusted basis (see below)) shares of the Company's Common Stock issued and outstanding, constituting, in the aggregate, 70% of the issued and outstanding shares of Common Stock of the Company, effecting a change in the controlling interest of the Company.

      On September 11, 2006, the Company's Board of Directors and the then holder of a majority of the Company's then outstanding Common Stock approved the implementation of a one-for-one-hundred (1-for-100) reverse stock split (the "Reverse Stock Split") of the outstanding shares of the Company's Common Stock. The Reverse Stock Spit became effective on October 23, 2006, whereby each 100 shares of the Company's issued and outstanding Common Stock was automatically combined into and became one share of Common Stock, thereby reducing the 51,726,200 of shares of Common Stock which were outstanding on a fully diluted basis immediately prior to the effectiveness of the Reverse Stock Split to approximately 517,262 shares of Common Stock.

      On December 11, 2006, the Company consummated that certain Agreement and Plan of Merger, dated as of December 10, 2006, by and among the Company, DFAX Acquisition Vehicle, Inc. ("DFAX"), a wholly owned subsidiary of the Company, Upper Class Group Limited ("UCG"), and the shareholders of UCG (the "Merger Agreement"), whereby DFAX merged with and into UCG and the UCG Shareholders received 26,500,000 shares of Common Stock of the Company in exchange for their shares of UCG (the "Merger Transaction"), which were divided proportionally among the UCG Shareholders in accordance with their respective ownership interests in UCG immediately before the consummation of the Merger Transaction. As a result of the Merger Transaction, UCG, the surviving corporation, became the Company's wholly owned subsidiary, and DFAX ceased to exist.

      As a result of the Merger Transaction, a change of control of the Company occurred as of the Effective Date. Prior to the Effective Date, the controlling shareholder of Company was Yu, who held approximately 70% of the then issued and outstanding shares of Common Stock of the Company. As of the Effective Date, the UCG Shareholders became the controlling shareholders of the Company, owning in the aggregate 98% of the issued and outstanding shares of Common Stock of the Company as of the Effective Date. Ming Yang ("Yang"), the Company's Chairman and Chief Executive Officer acquired 5,024,000 shares of the Common Stock of the Company. After giving effect to the Share Exchange Transaction, Yang is the owner of 18.6% of the issued and outstanding shares of the Common Stock of the Company.

      Prior to the closing of the Merger Transaction, Yu had been President, Secretary and sole director of the Company. Effective upon the filing and distribution of such documents as are required under the Securities Exchange Act of 1934, as amended, and the expiration of all applicable grace periods, which occurred on January 15, 2007, Yang, who prior to the Share Exchange Transaction was a shareholder of UCG, and Naihui Miao (the "New Directors") were appointed to, and Yu resigned from, the Board of Directors of the Company.

      Effective upon the close of business of December 29, 2006, Yu resigned from his position as President and Secretary of the Company. As Sole Director of the Company, Yu appointed Yang to the positions of Chairman and Chief Executive Officer, Naihui Miao to the position of Secretary and Min Li to the position of Chief Financial Officer (the "New Officers"), such appointments became effective upon the close of business of October 27, 2006.

      Biographies of the New Officers and the New Directors can be found in the Company's Schedule 14f-1 Information Statement filed on January 4, 2007, and are hereby incorporated by reference.

                                   NAME CHANGE

      The Company intends to change its name from Diversifax, Inc. to Gulf Resources, Inc. The Company believes that this name change is appropriate because its business focus is in the chemical industry. The change in the Company's name will become effective upon the Company's filing of its Certificate of Amendment of Certificate of Incorporation, described below, with the Secretary of State of Delaware.

                      AMENDED CERTIFICATE OF INCORPORATION

      The Company intends to file with the Secretary of State of Delaware its Certificate of Amendment of Certificate of Incorporation, in the form attached hereto as Exhibit A, approximately 21 days after the date of this Information Statement. The only amendment to the Company's Certificate of Incorporation will be with respect to the name of the Company.


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

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The Company has 27,017,262 shares of Common Stock outstanding as of January [ ], 2007. The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January [ ], 2007 by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our current directors and executive officers; and (iii) all of our current directors and executive officers as a group:

                           Name and Address                     Number of Shares of Stock    Percentage of
                        Of Beneficial Owner (1)                    Beneficially Owned          Class (2)
                        -----------------------                    ------------------          ---------
Ming Yang                                                               5,024,000                 18.6
Min Li                                                                      0                      0%
Naihui Miao                                                                 0                      0%
Wenxiang Yu                                                             5,024,000                18.6%
Zhi Yang                                                                3,349,600                12.4%
Yundai Liu                                                              1,674,800                 6.2%
Yongxia Cao                                                             1,674,800                 6.2%
Shenzhen Huaying Guaranty and Investment Company Limited                1,669,500                6.18%
First Capital Limited                                                   2,915,000                10.79%
Shenzhen Dingyi Investment Company Limited                              2,517,500                9.32%
China US Bridge Capital Limited                                         2,650,000                 9.8%
Executive Officers and Directors as a Group                             5,024,400                18.6%

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(1)   A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this report upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this report have been exercised. The address for each beneficial owner is Shennan Zhong Road, PO Box 031-046, Shenzhen, China.

(2) The percentages listed in the "Percent of Class" column are based upon 27,017,262 issued and outstanding shares of Common Stock.


                                            By order of the Board of Directors,

                                            Ming Yang,
                                            Chairman and Chief Executive Officer

January ___, 2007


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

                                    EXHIBIT A

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                DIVERSIFAX, INC.

                                   * * * * * *

            IT IS HEREBY CERTIFIED THAT:

      FIRST: The name of the corporation is Diversifax, Inc. (hereinafter called the "Corporation").

      SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

      "FIRST: The name of the corporation (hereinafter called the "Corporation") is Gulf Resources, Inc."

      THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Articles of Incorporation to be signed by its duly authorized officer this ___ day of _______ 2007.


                                          By: /s/
                                              ----------------------------------
                                          Name:  Ming Yang
                                          Title: Chief Executive Officer